EXHIBIT 99.1

INPUT/OUTPUT, INC.

NEWS RELEASE	CONTACTS:	J. Michael Kirksey
Chief Financial Officer
Input/Output (281) 879-3672

FOR IMMEDIATE RELEASE		Jack Lascar, Partner
Karen Roan, Vice President
DRG&E (713) 529-6600

SEC DECLARES INPUT/OUTPUT CONVERTIBLE NOTES SHELF
REGISTRATION STATEMENT EFFECTIVE

HOUSTON, May 3, 2004 — Input/Output, Inc. (NYSE: IO) today announced that the Securities and Exchange Commission has declared effective its shelf registration statement on Form S-3, which covers the resale of I/O’s 5.50% Convertible Senior Notes due 2008 and its shares of common stock issuable upon conversion of the notes. The notes were originally sold by I/O in a private placement and in Rule 144A transactions in December 2003, in an aggregate principal amount of $60 million. The registration statement was filed to register the resale of the convertible notes and underlying common stock by security holders. I/O will not receive any proceeds from the resale of the convertible notes or the underlying shares of I/O common stock.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

I/O is the major independent provider of seismic equipment and acquisition imaging technology for land, marine, and seabed applications. The company also provides software and processing services to the oil and gas industry.

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